UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

RMX INDUSTRIES, INC.
(Exact name of Company as specified in its charter)

Nevada	333-294940	88-2960484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Ave, Ste. 600, Dallas, TX	92075
(Address of principal executive offices)	(Zip Code)

(866) 706-4276
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Reports on Form 1-U filed with the Securities and Exchange Commission on October 17, 2025 and November 6, 2025, RMX Industries, Inc. (the “Company”) entered into a securities purchase agreement, as amended, with an institutional investor (the “Investor”) for the issuance and sale of a series of senior secured convertible notes of the Company bearing a 15% interest rate (the “Offering”), in the aggregate original principal amount of $50,000,000 (the “Notes”), which Notes shall be convertible into shares of the Company’s class A common stock, $0.001 par value per share, with the initial closing of the Offering occurring on November 5, 2025, pursuant to which the Company issued to the Investor a Note in an aggregate original principal amount of $2,020,000 maturing on March 31, 2026, as extended to May 30, 2026 (the “Initial Note”). On June 22, 2026, the Company and the Investor agreed via email to extend the maturity date of the Initial Note to August 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2026	RMX INDUSTRIES, INC.

/s/ Karl Kit
	Name:	Karl Kit
	Title:	Chief Executive Officer and President

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